UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

July 25, 2008
Date of Report (date of Earliest Event Reported)

CHINATEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 800, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement

As previously reported by ChinaTel Group, Inc., a Nevada corporation (“ChinaTel”), in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2008,  on July 8, 2008 ChinaTel entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Asia Special Situation Acquisition Corp. (“ASSAC”), Trussnet USA, Inc. (“Trussnet”) and George Alvarez, President and Chief Executive Officer of ChinaTel.   The Stock Purchase Agreement provided for the investment by ASSAC into ChinaTel of between $201,675,000 and $270,000,000 at a price of $2.25 per share.

On August 6, 2008, ChinaTel, ASSAC, Trussnet and George Alvarez amended and restated the Stock Purchase Agreement in its entirety, by executing an Amended and Restated Stock Purchase Agreement dated as of July 31, 2008 (the “Amended Stock Purchase Agreement”). Under the Amended Stock Purchase Agreement, ASSAC will purchase for $105,000,000 a total of 46,666,667 shares of the issued and outstanding ChinaTel Class A common stock at a per share price of $2.25, and purchase for an additional $165,000,000 a total of 16,500,000 shares of ChinaTel’s voting Series A preferred stock (valued at $10.00 per share) (the “Series A Preferred Stock”).  The Series A Preferred Stock is convertible into ChinaTel’s Class A common stock at the rate of 4.444 shares of ChinaTel Class A common stock for each share of Series A Preferred Stock converted, or a total of additional 73,333,333 shares of ChinaTel Class A common stock (also valued at $2.25 per share) if all shares of Series A Preferred Stock are converted.

At closing, ASSAC will purchase the 46,666,667 shares of ChinaTel Class A common stock by paying $105,000,000 in cash and will pay the $165,000,000 purchase price for the 16,500,000 shares of  Series A Preferred Stock by issuing to ChinaTel ASSAC’s non-interest bearing non-recourse $165.0 million note due March 31, 2009 (the “Note”).  To secure payment of its Note, ASSAC will pledge to ChinaTel all of the 16,500,000 of the shares of Series A Preferred Stock being acquiring as sole collateral.  Under the terms of the Note and the Amended Stock Purchase Agreement, ASSAC is required to prepay the Note from any net proceeds it receives from the sale of additional ASSAC securities or the exercise of the currently outstanding 11,500,000 publicly traded ASSAC warrants.  Such warrants will not become exercisable until the later to occur of the closing under the Amended Stock Purchase Agreement and January 16, 2009.  If and to the extent that the Note is paid down prior to maturity one share of ChinaTel Series A Preferred Stock will be released from the pledge for each $10.00 paid.  To the extent not paid in full by the March 31, 2009 maturity date, ASSAC’s only liability on the Note to ChinaTel will be the forfeiture of those of the pledged shares not paid for.

In addition to the ChinaTel Class A common stock and Series A Preferred Stock, at closing of share purchase ASSAC will receive, for no additional consideration, such number of shares of Class B common stock of ChinaTel, which when combined with the Class A common stock and the Series A Preferred Stock acquired by ASSAC, will provide ASSAC with not less than 51% of the voting power of all of the outstanding capital stock of ChinaTel.

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In addition to the Amended Stock Purchase Agreement, on August 6, 2008 ChinaTel entered into an Agreement and Plan of Merger dated as of July 31, 2008 (the “Merger Agreement”) with ASSAC, CHTL Acquisition Corp., a wholly owned subsidiary of ASSAC (“CHTL Acquisition”), George Alvarez, and the other principal shareholders of ChinaTel. Under the Merger Agreement, at the effective time of the merger, CHTL Acquisition will be merged with and into ChinaTel, with ChinaTel as the surviving corporation of the merger (the “Merger”).  As a result of the Merger, ChinaTel will become a wholly-owned subsidiary of ASSAC.

Under the terms of the Merger:

(i) each outstanding share of ChinaTel Class A common stock that is not owned by ASSAC will be exchanged for the right to receive 0.225 of an ASSAC ordinary share,

(ii) each outstanding share of ChinaTel Series A Preferred Stock that is not owned by ASSAC will be exchanged for the right to receive such number of ASSAC ordinary shares or fraction of an ASSAC ordinary share as shall be determined by (y) converting such share of ChinaTel Series A Preferred Stock, at the conversion price then in effect, into the applicable number of shares of ChinaTel Class A common stock, and (z) multiplying such number of ChinaTel Preferred Stock conversion shares by 0.225, and

(iii) each $1.00 principal amount of outstanding ChinaTel convertible debenture will be exchanged for $1.00 principal amount of ASSAC debenture due March 31, 2009 and convertible into 0.2368421 of an ASSAC ordinary share.

The ChinaTel exchange ratios are fixed and will not be adjusted to reflect stock price changes prior to closing of the Merger.  In addition, the ChinaTel principal shareholders will receive in the Merger in exchange for their ChinaTel Class B common stock a total of 1,000,000 shares of ASSAC Series A voting preferred stock which will have no economic value, but until 2023, will vote as a single class with the ASSAC ordinary shares on the basis of 100 votes for each share of preferred stock.  All ChinaTel shares owned by ASSAC prior to closing of the Merger under the Amended Stock Purchase Agreement will be cancelled and all ASSAC shareholders and warrant holders will continue to own their existing ASSAC ordinary shares and warrants which will not be exchanged in the Merger.  The value of the merger consideration that may be received by ChinaTel stockholders in exchange for their China  Tel shares and debentures will fluctuate with the market price of ASSAC ordinary shares.

The consummation of the transactions with ASSAC under the Amended Stock Purchase Agreement and the Merger Agreement are subject to a number of conditions, including:

(i)           either ChinaTel or ASSAC obtaining additional debt or equity financing (in addition to the $115.0 million in the ASSAC trust account) of not less than $105.0 million, all upon such terms and conditions as the parties shall mutually agree;

(ii)           legal confirmation of a renewed WiMAX license on satisfactory terms and conditions;

(iii)           ASSAC obtaining the requisite securing shareholder approval for the transactions; and

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(iv)           the absence of redemptions by ASSAC shareholders in amounts requiring payments from ASSAC’s trust account that would make the ChinaTel transactions impossible or not feasible.

 ASSAC intends to distribute proxy materials to seek shareholder approval of the ChinaTel Transactions within the next 30 days or less.  Because ASSAC is a “foreign private issuer” as defined in the rules of the SEC, such materials are not required to be filed in preliminary form and will not be reviewed by the SEC prior to their distribution to our shareholders.  There can be no assurance that the renewed WiMAX license will be issued to ChinaComm or that the transactions contemplated by the Amended and Stock Purchase Agreement and related Merger Agreement with ChinaTel will be approved by ASSAC’s shareholders or otherwise consummated, even if such approval is obtained.

The holders of a majority of the outstanding shares of ChinaTel voting common stock have approved ASSAC’s purchase of shares of common stock of ChinaTel and the Amended Stock Purchase Agreement, as well as the Merger and the Merger Agreement.  No further vote of ChinaTel stockholders will be taken, and no proxies or consents from ChinaTel stockholders will be solicited.  Prior to consummation of the Merger, ASSAC will register under a registration statement to be filed with and declared effective by the SEC, the ASSAC ordinary shares issuable in the Merger to holders of ChinaTel capital stock. ChinaTel stockholders are encouraged to read the registration statement and the joint information statement/prospectus and any other relevant documents filed with the SEC carefully, including the Report of Foreign Private Issuer on Form 6-K ASSAC intends to file, because they will contain important information about the Merger.

On August 11, 2008, ChinaTel and ASSAC issued a joint press release announcing the entry into the Amended Stock Purchase Agreement and Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 4.01 Change in Registrant’s Certifying Accountant.

On July 25, 2008, ChinaTel Group, Inc. (the “Company”) dismissed Madsen & Associates, CPA’s Inc. (“Madsen”) as the Company’s principal accountant effective on that date.  Madsen’s reports on the Company’s financial statements for each of the fiscal years ended June 30, 2007 and June 30, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of a qualification with respect to uncertainty as to the Company’s ability to continue as a going concern.   Also, effective July 25, 2008, the Company engaged the independent registered public accounting firm of Mendoza Berger Company, L.L.P. (“Mendoza”) as its new principal accountant.    The decision to change accountants was recommended and approved by the Company’s Board of Directors.

During the fiscal years ended June 30, 2007 and 2006 and the subsequent interim period between June 30, 2007 through July 25, 2008, the date of dismissal, there were no disagreements between the Company and Madsen on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to Madsen’s satisfaction, would have caused Madsen to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

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The Company provided Madsen with a copy of the foregoing disclosures.  Attached as Exhibit 16.1 is a copy of Madsen’s letter, dated August 4, 2008, stating its agreement with the foregoing disclosures.

During the Company’s two most recent fiscal years and the subsequent interim period through July 25, 2008, the Company, nor anyone on the Company’s behalf engaged Mendoza with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.03                                Change in Fiscal Year

On August 6, 2008, the Company’s board of directors resolved by unanimous consent to change the Company’s fiscal year end from June 30th to December 31st.  The decision of the Board of Directors to change to a calendar year end, effective as of August 1, 2008, was based on its decision to adopt the same fiscal year end as the Company’s wholly owned subsidiary Trussnet USA, Inc., a Nevada corporation.   A copy of the Company's press release announcing the change of fiscal year is attached as an exhibit hereto.

 A report on Form 10-Q covering the transition period will be filed with the Securities and Exchange Commission on or before August 14, 2008.

Item 9.01                                Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Stock Purchase Agreement dated as of July 31, 2008 by and among Asia Special Situation Acquisition Corp., ChinaTel Group, Inc., Trussnet USA, Inc. and George Alvarez.
10.2
Agreement and Plan of Merger dated as of August 4, 2008 by and among Asia Special Situation Acquisition Corp., ChinaTel Group, Inc., CHTL Acquisition Corp., George Alvarez, and the other principal shareholders of ChinaTel Group, Inc.

10.3	Form of Pledge Agreement by and among Asia Special Situation Acquisition Corp., ChinaTel Group, Inc. and Horwitz, Cron & Jasper, P.L.C, as collateral agent.
10.4	Form of Promissory Note of Asia Special Situation Acquisition Corp. To be issued to ChinaTel Group, Inc.
16.1	Letter of Madsen & Associates, CPA’s Inc. to the United States Securities and Exchange Commission dated August 4, 2008
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINATEL GROUP, INC.

Date: August ___, 2008	By: /s/ George Alvarez
Name: George Alvarez
Title: CEO

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